SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): May 16, 1999



                                   JOULE INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)





          DELAWARE                     1-9477                 22-2735672
(State or other jurisdiction of      (Commission            (IRS employer
       incorporation)                file number)         identification no.)


1245 Route 1 South, Edison, New Jersey                          08837
(Address of principal executive offices)                      (Zip Code)

(732) 548-5444
(Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 16, 1999, Joule Inc. (the "Company") completed the acquisition of the principal operating assets of Ideal Technical Services, Inc. ("Ideal"), a staffing company specializing in engineering and other technical services, for $1.3 million, subject to adjustment in certain circumstances. Ideal, which has offices in Mobile, Alabama and Houston, Texas, had been a subsidiary of SkillMaster, Inc. of Houston, Texas. The purchase price was funded by cash on hand and borrowings under the Company's bank credit facility with Summit Bank. The Company intends to continue to use the assets acquired in connection with the Ideal business. Ideal had revenues of approximately $15 million in 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)           Financial statements of the business acquired.

                       Financial statements required by this item will be filed by amendment to this initial report no later than July 30, 1999.

         (b)           Pro forma financial information.

                       Pro forma financial information required by this item will be filed by amendment to this initial report no later than July 30, 1999.

         (c)           Exhibits

EXHIBIT NUMBER             DESCRIPTION

    2.1 Form of Asset Purchase Agreement, dated as of May 16, 1999, between Ideal Technical Services, Inc., SkillMaster Staffing Services, Inc. and the Company.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  May 20, 1999

                                           JOULE INC.



                                           By: /s/ BERNARD G. CLARKIN
                                               ---------------------------------
                                                   Bernard G. Clarkin,
                                                   Vice President and Chief
                                                   Financial Officer

================================================================================



                            ASSET PURCHASE AGREEMENT



                                      among

                         JOULE TECHNICAL STAFFING, INC.

                                       and

                         IDEAL TECHNICAL SERVICES, INC.

                                       and

                       SKILLMASTER STAFFING SERVICES, INC.






                            Dated as of May 16, 1999



================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

     ARTICLE 1       SALE OF ASSETS.........................................1

         1.1.     Purchase and Sale of Assets...............................1

         1.2.     Excluded Assets...........................................2

         1.3.     Purchase Price............................................2

         1.4.     Accounts Receivable.......................................3

         1.5.     Liabilities...............................................3

         1.6.     Allocation of Purchase Price..............................3

         1.7.     Employees.................................................3

         1.8.     Instruments of Conveyance and Transfer....................4

         1.9.     Further Assurances........................................4

         1.10.    Payment of Taxes and Other Charges........................4

         1.11.    Consent of Third Parties..................................4

     ARTICLE 2       CLOSING................................................5

     ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF IDEAL AND
                     SKILLMASTER............................................5

         3.1.     Organization and Good Standing............................5

         3.2.     Authority and Status......................................5

         3.3.     No Event of Breach or Default.............................6

         3.4.     Financial Statements......................................6

         3.5.     Absence of Undisclosed Liabilities........................6

         3.6.     Litigation and Claims.....................................6

         3.7.     Title to Assets...........................................7

         3.8.     Compliance with Laws......................................7

         3.9.     No Finder or Broker.......................................7

         3.10.    Employee Benefit Plans and Related Matters................7

         3.11.    Labor Contracts and Employment Agreements.................8

         3.12.    Contracts and Agreements..................................8

         3.13.    Patents, Trademarks, Trade Names..........................8

         3.14.    All Assets to be Transferred..............................8

         3.15.    Consents..................................................8

         3.16.    Tax Matters...............................................9

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

         3.17.    Environmental Matters.....................................9

         3.18.    Insurance................................................10

         3.19.    Suppliers and Customers..................................10

         3.20.    Bank Accounts; Powers of Attorney........................10

         3.21.    Year 2000................................................10

         3.22.    Ownership of Ideal.......................................11

         3.23.    Material Misstatements or Omissions......................11

     ARTICLE 4       REPRESENTATIONS AND WARRANTS OF JOULE.................11

         4.1.     Organization and Good Standing...........................11

         4.2.     Authority and Status.....................................11

         4.3.     No Event of Breach or Default............................11

         4.4.     Consents.................................................11

         4.5.     No Finder or Brokers.....................................11

         4.6.     Material Misstatements or Omissions......................12

     ARTICLE 5       COVENANTS OF IDEAL....................................12

         5.1.     Indemnification of Joule.................................12

         5.2.     Procedure for Indemnification............................12

         5.3.     Indemnification Threshold, Limitation....................13

         5.4.     Covenant Not to Compete..................................13

         5.5.     Definition of "Compete"..................................13

         5.6.     Conduct of Ideal's Business Prior to Closing.............13

         5.7.     Financial Statements.....................................14

         5.8.     Transitional Services....................................14

         5.9.     Change of Name...........................................14

         5.10.    Employee Benefits........................................14

     ARTICLE 6       COVENANTS OF JOULE....................................15

         6.1.     Indemnification of Sellers...............................15

         6.2.     Procedure for Indemnification............................15

         6.3.     Indemnification Threshold, Limitation....................15

         6.4.     Records..................................................16

         6.5.     Tax Reporting............................................16

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

     ARTICLE 7       DELIVERIES AT CLOSING.................................16

         7.1.     Obligations of Sellers...................................16

         7.2.     Obligations of Joule.....................................17

     ARTICLE 8       MISCELLANEOUS.........................................17

         8.1.     Bulk Sales Laws..........................................17

         8.2.     Parties to Bear Own Expenses.............................17

         8.3.     Notices..................................................17

         8.4.     Survival of Representations and Warranties...............18

         8.5.     Amendments; Waivers......................................18

         8.6.     No Assignment............................................18

         8.7.     Benefits.................................................18

         8.8.     Knowledge................................................19

         8.9.     Headings.................................................19

         8.10.    Entire Agreement.........................................19

         8.11.    Governing Law............................................19

         8.12.    Counterparts.............................................19

         8.13.    Severability.............................................19

         8.14.    Attorneys' Fees..........................................19

                            ASSET PURCHASE AGREEMENT

               THIS ASSET PURCHASE AGREEMENT (this or the "Agreement") is entered into as of May 16, 1999, among (i) Joule Technical Staffing, Inc., a New Jersey corporation ("Joule"), Ideal Technical Services, Inc., an Alabama corporation ("Ideal"), and SkillMaster Staffing Services, Inc., a Texas corporation ("SkillMaster" and, together with Ideal, the "Sellers").

                                    RECITALS

               A. Ideal is principally engaged in the business of providing draftsmen, designers, engineers, inspectors, CAD/CAM operators and pipefitters to customers on a project basis (such business as now being conducted by Ideal is referred to herein as "Ideal's Business").

               B. Joule wishes to purchase or acquire from Ideal, and Ideal wishes to sell, assign and transfer to Joule, all of the assets primarily used in or primarily related to Ideal's Business (but not the Excluded Assets as defined herein), and Joule has agreed to assume certain specified liabilities of Ideal's Business, all for the purchase price and upon the terms and subject to the conditions hereinafter set forth.

               C. SkillMaster is the parent company of Ideal.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                 SALE OF ASSETS


         1.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, on the date hereof, Sellers are hereby selling, transferring, assigning, conveying and delivering to Joule, and Joule is hereby purchasing and acquiring from Sellers, free and clear of all liens, security interests, mortgages, charges and similar encumbrances, all of Sellers' right, title and interest in and to the assets, properties and rights of every nature, kind and description owned or held by Ideal or SkillMaster that primarily relate to or primarily are used in Ideal's Business, whether located at SkillMaster's facility in Houston, Texas or the Mobile Property (as defined herein), as the same may exist on the date hereof (collectively, hereinafter referred to as the "Assets"). Without limiting the foregoing, the Assets shall include those certain assets, properties and rights described in the following clauses (a) through (i):

               (a) the leasehold interest, including any options to renew or purchase in connection therewith, relating to the premises located at 851 South Beltline Highway, Suite 904, Mobile, Alabama (the "Mobile Property") and the lease relating thereto (the "Mobile Lease");

               (b) the furniture, equipment, machinery (including, without limitation, telephone systems) and other tangible personal property set forth in EXHIBIT A (collectively, the "Equipment") and the leases relating to any Equipment leased by the Sellers (the "Equipment Leases");

               (c) the Rights (as defined in Section 3.13) owned by Ideal or SkillMaster and related to Ideal's Business as set forth in EXHIBIT B;


               (d) the contracts, licenses, agreements and commitments set forth on EXHIBIT C (the "Contracts and Agreements");

               (e) the databases and software programs, source codes and user manuals owned, used, leased by or licensed to the Sellers that are used in Ideal's Business as set forth on EXHIBIT D and the computer hardware used in Ideal's Business as set forth on EXHIBIT A;

               (f) all customer and vendor lists to the extent relating to Ideal's Business, and all files and documents (including credit information) to the extent relating to customers and vendors of Ideal's Business, and other business and financial records, files, books and documents (whether in hard copy or computer format) to the extent relating to Ideal's Business or the Assets; provided, however, that subsequent to the date of such transfer, Joule shall comply with Ideal's reasonable requests for access to such documents as may be necessary for Ideal to collect accounts receivable, in accordance with the provisions set forth in Section 1.4 below, and to otherwise comply with reporting requirements relating to the operation of Ideal's Business prior to the date hereof;

               (g) transferable governmental authorizations owned, utilized or licensed (subject to the terms of such licenses) that are required in the operation of Ideal's Business;

               (h) all rights of the Sellers under or pursuant to deposits, claims in bankruptcy and causes in action, indemnification agreements and indemnifications rights provided to the Sellers by third parties to the extent relating to Ideal's Business or the Assets; and

               (i) all rights of the Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to Ideal's Business or to the extent affecting the Assets.

         1.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1 hereof, the sale of the Assets contemplated by this Agreement shall not include the accounts receivable that relate to services rendered by Ideal's Business prior to the date hereof (the "Ideal Receivables") and the other assets owned by Ideal set forth on EXHIBIT E (collectively, the "Excluded Assets")

         1.3. PURCHASE PRICE. The aggregate consideration for the transfer to Joule of the Assets hereunder (the "Purchase Price") shall be equal to One Million Three Hundred Thousand Dollars ($1,300,000). The Purchase Price shall be paid at the opening of business on the first business day following the date hereof to Ideal by wire transfer in immediately available funds to a United States bank designated by Ideal in writing at least two business days prior to the scheduled payment date.

         1.4. ACCOUNTS RECEIVABLE. Sellers shall be responsible for the collection of the Ideal Receivables and agree in connection therewith that, for a period of three (3) months commencing on the date hereof, they shall not use collection practices and follow-up procedures for any client that are more aggressive than those used in the past twelve months for such client. The parties recognize that clients may misdirect payments in respect of accounts receivable and agree for six (6) months after the date hereof to deliver to the other copies of the lock-box and other remittances, including any attachments detailing the application thereof, and that they will jointly consult with the payor if there is any question as to the invoice to which a particular payment relates. In the event that Sellers receive any payment in respect of an invoice rendered by Joule for services performed after the date hereof, they will promptly remit such amount to Joule as collected. Similarly, if Joule shall receive any payment in respect of the Ideal Receivables, it will promptly remit such amount to Ideal as collected. The remittances provided for in this Section
1.4 shall be made without set-off of any kind.

         1.5. LIABILITIES. Except with respect to those certain obligations (the "Assumed Liabilities") that (i) arise subsequent to the date hereof, (ii) relate solely to Joule's use of the Assets subsequent to the date hereof and (iii) are specifically identified and described in, and assumed by Joule under the terms of, the Assumption Agreement to be executed by Ideal and Joule substantially in the form of EXHIBIT F attached hereto (the "Assumption Agreement"), Joule shall not assume, pay, perform, defend or discharge any liability, obligation, responsibility or debt of Ideal or SkillMaster relating to Ideal's Business, Ideal's employees or former employees or the Assets, whether written or oral, accrued, fixed or contingent, asserted or unasserted, and whether due or to become due, known or unknown, based in common law or statute or arising under contract or otherwise and whether now existing or hereafter arising.

         1.6. ALLOCATION OF PURCHASE PRICE. Joule, on the one hand, and Ideal and SkillMaster, on the other, acknowledge and consent to (a) the Purchase Price being allocated among the Assets as set forth on SCHEDULE 1.6 hereto and (b) the preparation of and submission to the IRS of Form 8594 in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, reflecting the allocation of the Purchase Price among the Assets as set forth on SCHEDULE 1.6 hereto.

         1.7. EMPLOYEES.

               (a) TERMINATION. As of the close of business on the date hereof, Ideal shall terminate the employment of any and all employees, all of whom Sellers represent are identified in SCHEDULE 1.7 attached hereto. Ideal and SkillMaster shall be fully responsible for all claims of or with respect to such employees including, but not limited to, claims related to compensation, federal, state or local income taxes, or for wages, pending or potential litigation, salaries or overtime, vacation pay, holiday pay, severance pay, FICA, payroll taxes, benefits accrued under any Employee Benefit Plan as defined
Section 3(3) of ERISA, including pension or welfare benefits or other employee benefits, or other employee benefit plans or benefits, including without limitation all claims under SkillMaster's self-funded health insurance program previously in effect for employees and dependents, or employment of any such employees arising out of, or attributable to Ideal or SkillMaster or the conduct of Ideal's Business through the close of business on the date hereof, except that Joule shall assume and be responsible for the first $75,000 of the accrued vacation pay that the employees identified on SCHEDULE 1.7 have earned through the date hereof. Joule shall not assume or be obligated for any claims owed by Ideal to such employees, whether or not any employees become employees of Joule following the date hereof, other than claims for the first $75,000 of accrued earned vacation pay that Joule is assuming and shall be responsible for as set forth above. Sellers represent that SCHEDULE 1.7 sets forth the accrued earned vacation pay liability as of May 2, 1999 for the employees identified thereon. As soon as practicable after the Closing, Sellers shall furnish an update of SCHEDULE 1.7 through the date hereof to Joule. At such time or times as Joule makes payments (either in cash in lieu of vacation time or as paid vacation time) in respect of accrued earned vacation pay that exceed $75,000 in the aggregate, Joule shall give written notice of the amount of such excess (the "Excess Vacation Pay Amount") and supporting information to Sellers. Sellers shall reimburse Joule for the Excess Vacation Pay Amount within ten days of receipt of the notice with respect thereto.

               (b) EMPLOYMENT BY JOULE. Effective as of the commencement of business on the day following the date hereof, Joule agrees to employ all of the employees of Ideal identified in SCHEDULE 1.7. Each of Ideal and SkillMaster covenants to use its reasonable best efforts to assist Joule in employing such individuals. The continued employment with Joule will be subject to the needs of Joule and the performance of the employees.

         1.8. INSTRUMENTS OF CONVEYANCE AND TRANSFER. Ideal and SkillMaster shall execute and deliver to Joule at the Closing a general conveyance, with the appropriate schedules attached thereto, in the form attached hereto as EXHIBIT G (the "Bill of Sale") and all indentures, titles, certificates of title, bills of sale, deeds, assignments and other instruments, in form and substance satisfactory to Joule, that shall be necessary to effect the transfer to Joule of, and to vest in Joule a complete, valid and legal title to, the Assets, free and clear of all liens of any nature whatsoever.

         1.9. FURTHER ASSURANCES. Ideal and SkillMaster shall execute and deliver, or cause to be executed and delivered to Joule from time to time after the Closing, upon and as soon as practicable after the reasonable request of Joule, such additional instruments of conveyance and transfer and take such other action as Joule may reasonably require (i) to vest in Joule complete, valid and legal title to, and to transfer to Joule, all of the Assets free and clear of liens of any nature whatsoever, and (ii) and in the case of any contracts or rights, if any, that cannot be transferred effectively without the consent of a third party, to assure that such consents to assignment are obtained.

         1.10. PAYMENT OF TAXES AND OTHER CHARGES. Ideal shall be liable for and shall, after the date hereof, pay all Federal or state income, payroll, franchise or sales taxes (subject to the final sentence of this Section) that may be or may become due and payable by reason of the transactions contemplated herein.

         1.11. CONSENT OF THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any instrument, contract, commitment, order, license, lease (including the Mobile Lease), permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent or approval of a third party (or without the novation thereof) would constitute a breach or violation thereof or affect adversely the rights of Joule or Sellers thereunder; and any transfer or assignment to Joule by Sellers of any interest under any such instrument, contract, commitment, order, license, lease, permit or other agreement or arrangement that requires novation or the consent or approval of a third party shall be made subject to such novation, consent or approval being obtained. If any such novation, consent or approval has not been obtained on or prior to the date hereof, which the parties acknowledge is, without limitation, the case with respect to the Mobile Lease, then Sellers shall (a) cause any and all monies payable to Sellers under any such instrument, contract, commitment, order, license, lease, permit or other agreement or arrangement to be delivered to Joule, (b) hold such instrument, contract, commitment, order, license, lease, permit or other agreement or arrangement on behalf of Joule, (c) cooperate with Joule in any lawful arrangement to provide that Joule shall receive the benefits under any such instrument, contract, commitment, order, license, lease or permit or other agreement or arrangement, including performance by Sellers, as agent or trustee, and (d) enforce and perform for the account of Joule any rights of Sellers arising from such instrument, contract, commitment, order, license, lease, permit or other agreement or arrangement; PROVIDED, HOWEVER, that Joule shall pay or satisfy the corresponding obligations and liabilities for the enjoyment of such benefit to the extent Joule would have been responsible therefor under this Agreement if such novation, consent or approval had been obtained. Nothing in this SECTION
1.11 shall be deemed a waiver by Joule of its right to receive an effective assignment of all the Assets.

                                   ARTICLE 2
                                     CLOSING

               The  consummation  of  the  transactions   contemplated  by  this
Agreement (the "Closing") shall be deemed to be effective as of 11:59 p.m., Central Daylight Time, on May 16, 1999.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF IDEAL AND SKILLMASTER

               To induce Joule to proceed with and purchase the Assets, Ideal and SkillMaster hereby jointly and severally represent and warrant to Joule as follows:

         3.1. ORGANIZATION AND GOOD STANDING. Each of Ideal is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Ideal has full corporate power and authority to carry on Ideal's Business and to own or lease and to operate the properties of Ideal's Business. Ideal is duly qualified or licensed to do business and is in good standing in each jurisdiction listed on SCHEDULE 3.1. Ideal does not own any stock or other equity interest in any entity.

         3.2. AUTHORITY AND STATUS. Each of Ideal and SkillMaster has the full capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other entity, including any governmental agencies or authorities. The execution, delivery and performance by each of Ideal and SkillMaster of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by all requisite corporate action of Ideal and SkillMaster, respectively. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Ideal or SkillMaster in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Ideal and SkillMaster, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         3.3. NO EVENT OF BREACH OR DEFAULT. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or result in any default under, or in any breach of, any agreement, instrument, order, arbitration award, judgment or decree to which Ideal or SkillMaster is a party or by which Ideal or SkillMaster is bound and will not violate or conflict with any other restriction of any kind or character to which Ideal or SkillMaster is subject, including without limitation its articles of incorporation or bylaws. Except as specified in SCHEDULE 3.3, no governmental approval or other consent (including consents under the Contracts and Agreements) is required to be obtained or made by Ideal or SkillMaster in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.4. FINANCIAL STATEMENTS. Ideal has delivered to Joule the balance sheet and income statement with respect to Ideal's Business as of and for the fiscal years ended December 31, 1998, 1997 and January 31, 1997, and the interim period ended March 31, 1999 (the "Financial Statements"). To the best of Ideal's and SkillMaster's knowledge, such statements were accurately compiled from the accounting records of Ideal and correctly set forth the information contained in such accounting records with respect to the various items of revenue and expense set forth on such statements and were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Ideal's Business and the Assets as of the date of the Financial Statements.

         3.5. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Ideal nor SkillMaster has any debts, claims, commitments, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due or arising out of transactions entered into, or any state of facts existing, on or prior to this date, arising out of or relating to Ideal's Business except as set forth in the most recent Financial Statements or as set forth on SCHEDULE 3.5.

         3.6. LITIGATION AND CLAIMS. Except for routine accounts payable incurred in the ordinary course of business from which Joule will be held harmless as provided herein, there are no judgments unsatisfied against Ideal or SkillMaster or consent decrees or injunctions to which Ideal or SkillMaster is subject, and, except as listed on SCHEDULE 3.6, there is no litigation, claim, or legal, administrative or arbitration proceeding or investigation, including any claim under any workers' compensation or other occupational injury or disease related law, pending or, so far as is known to Ideal or SkillMaster, threatened against or relating to the Assets or Ideal's Business, nor do Ideal or SkillMaster know of any basis for any such action or of any governmental investigation relative to Ideal or Ideal's Business.

         3.7. TITLE TO ASSETS. Ideal has good, valid and marketable title to all of the Assets, free and clear of all mortgages, pledges, liens, restrictions, encumbrances or charges of any kind. Ideal has the sole and exclusive right, title and interest in and to the Assets and the unqualified right to transfer and convey the Assets to Joule. The transfer and conveyance of the Assets by Ideal to Joule shall pass good, valid and marketable title to the Assets to Joule, free and clear of all mortgages, liens, conditional sales agreements, charges, claims, breaches or encumbrances of any nature whatsoever, except as provided in the Assumption Agreement.

         3.8. COMPLIANCE WITH LAWS. Each of Ideal and SkillMaster has complied in all material respects with all laws, regulations and orders applicable to Ideal's Business and has obtained all governmental permits or licenses required in order to conduct Ideal's Business, and the present use of its properties and the conduct of Ideal's Business do not violate in any material respect any law, regulation, ordinance, decree, injunction or order. Except for routine business licenses required by local jurisdictions or sales tax permits, all of which are listed on SCHEDULE 3.8, Ideal does not require any governmental permits or licenses in connection with the transaction of Ideal's Business as presently conducted. No notice or warning from any governmental authority with respect to any failure or alleged failure of Ideal or SkillMaster to comply with any law, regulation or order has been issued or given, nor is any such notice or warning proposed or threatened so far as is known to Ideal or SkillMaster.

         3.9. NO FINDER OR BROKER. Each of Ideal and SkillMaster hereby represent and warrant to Joule that neither Ideal nor SkillMaster nor any party acting on its or his behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         3.10. EMPLOYEE BENEFIT PLANS AND RELATED MATTERS.

               (a) SCHEDULE 3.10 lists each pension, retirement, profit-sharing, deferred compensation, bonus, phantom stock, restricted stock plan, stock option plan, stock purchase plan, deferred compensation arrangement, other incentive plan, severance pay plan or policy, supplemental executive retirement plan or policy, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Ideal or SkillMaster contributes or is a party or is bound and under which either of them may have liability and under which employees or former employees of Ideal's Business (or their beneficiaries) are eligible to participate or derive a benefit ("EMPLOYEE BENEFIT PLANS").

               (b) No liability has been or is expected to be incurred by Ideal under or pursuant to the Internal Revenue Code of 1986, as amended (the "Code") or Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or ERISA relating to Employee Benefit Plans and, to the knowledge of Ideal, no event, transaction or condition has occurred or exists that could result in any such liability to Ideal's Business or, following the Closing, Joule.

               (c) No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, or a defined benefit plan within the meaning of Section 3(35) of ERISA.

         3.11. LABOR CONTRACTS AND EMPLOYMENT AGREEMENTS. Ideal does not have any (a) collective bargaining agreement, or (b) employment agreement, oral or written, express or implied, which is not terminable without cost or liability to Ideal on 30 days' notice. This representation shall not alter or affect the provisions of Sections 1.5 or 1.7, to the effect that Joule is assuming none of Ideal's obligations existing on the date hereof with respect to its employees other than claims for the first $75,000 of accrued earned vacation pay as set forth in Section 1.7.

         3.12. CONTRACTS AND AGREEMENTS. EXHIBIT C contains a true, complete and correct list of the Contracts and Agreements. Ideal has furnished Joule with access to all written Contracts and Agreements, together with all amendments thereto, set forth on Exhibit C. Ideal has furnished Joule with a true, complete and correct summary of all oral Contracts and Agreements listed on EXHIBIT C. There does not exist under any Contract and Agreement any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Ideal, or, to the knowledge of Sellers, any other party thereto except for such events or conditions that, individually and in the aggregate, (a) have not had or resulted in, and could not reasonably be expected to result in the future in, a material adverse effect on Ideal's Business, and (b) have not materially impaired the ability of Ideal to perform its obligations under this Agreement. Each Contract and Agreement is a legal, valid, binding and enforceable obligation of Ideal, and, to the knowledge of Sellers, the other parties thereto.

         3.13. PATENTS, TRADEMARKS, TRADE NAMES. Ideal owns or is licensed or otherwise has the full right to use all patents, inventions, trademarks, trade names (including the name Ideal Technical Services), copyrights, technology, know-how and processes, registrations or applications therefor, used in or necessary for the conduct of Ideal's Business as heretofore conducted and the domain name or URL "http://www.ideal4u.com" and other rights relating to the web site maintained in respect of Ideal's Business (the "Rights"). Ideal is in compliance with all licenses and other arrangements with respect to the Rights. No claims have been asserted by any person to the use of any of the Rights or challenging or questioning the validity or effectiveness of any such Rights, and to the best knowledge of Ideal and SkillMaster, there is no valid basis for any such claim. To the best knowledge of Ideal and SkillMaster, the use of the Rights by Ideal does not infringe on the rights of any person. No director, officer or employee of Ideal owns directly or indirectly, in whole or in part, any of the Rights or interest therein that Ideal has used, is presently using, or the use of which is necessary for Ideal's Business as now conducted.

         3.14. ALL ASSETS TO BE TRANSFERRED. There is no asset that is owned by Ideal or SkillMaster and that is primarily used by Ideal in or primarily relates to the conduct of Ideal's Business that is not included in the Assets.

         3.15. CONSENTS. Except as may be waived in writing by Joule, Ideal and SkillMaster have obtained the consents and approvals of all parties whose consent or approval is necessary for the valid and effective consummation and completion of the transactions contemplated hereby or as necessary in order that Ideal and SkillMaster may validly, lawfully and effectively perform and carry out their obligations hereunder without subjecting Joule, the Assets or Ideal's Business to any claim or penalty.

         3.16. TAX MATTERS. Ideal and SkillMaster have timely filed all federal, state and local tax returns or extensions thereof relating to the operation of Ideal's Business that were required to be filed. Ideal has paid, or where payment is not yet required, established reserves that it has deemed adequate as set forth in the Financial Statements, for the payment of all taxes with respect to the periods covered by such returns. Neither Ideal nor either SkillMaster is delinquent in the payment of any material tax, assessment or governmental charge.

         3.17. ENVIRONMENTAL MATTERS.

               (a) DEFINITIONS. For purposes of this Section 3.17, the following terms shall have the meanings herein set forth:

                  (i) "ENVIRONMENTAL LAWS": means any and all applicable laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release, arranging for the disposal or transportation of any Hazardous Substances.

                  (ii) "ENVIRONMENTAL LIABILITIES AND COSTS": means any and all liabilities imposed by, under or pursuant to Environmental Laws, based on, arising out of or otherwise in respect of (i) the ownership or operation of Ideal's Business or any real property, leased or operated by Ideal, or (ii) the environmental conditions existing on the date hereof on, under, above, or about any real property leased or operated by Ideal's Business or Ideal.

                  (iii) "HAZARDOUS SUBSTANCE": means any substance that: (i) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder; or (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority or Environmental Law.

                  (iv) "RELEASE": means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

               (b) COMPLIANCE WITH ENVIRONMENTAL LAW. Ideal is and has been in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of Ideal's Business and the use by Ideal thereof. No material permits, licenses and other authorizations are required under Environmental Laws to operate Ideal's Business. Ideal has not received notice of any violation of any applicable Environmental Law relating to any of the Assets or to any part of the premises utilized by the Business and, to the knowledge of Sellers, no such violation has been threatened.

               (c) OTHER ENVIRONMENTAL MATTERS. Ideal has not caused or taken any act on that resulted in, and Ideal is not subject to, any material liability or obligation relating to (i) the environmental conditions on, under, or about any part of the premises utilized by Ideal's Business or other properties or assets owned, leased, operated or used by Ideal in Ideal's Business, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by Ideal.

                  (d) NO HAZARDOUS SUBSTANCES. No Hazardous Substances have been treated, stored or disposed of by Ideal (or, to the knowledge of Sellers, any other person) at, on, or under any part of the premises utilized by Ideal's Business, which are required by applicable Environmental Laws currently in effect to be remediated by Ideal, where the cost of such remediation, individually or in the aggregate, would have a material adverse effect.

         3.18. INSURANCE. Ideal has in full force and effect insurance policies covering the Assets and the Business that it deems adequate. All policies of insurance, together with the premiums currently paid thereon, providing coverage with respect to Ideal's Business are described on SCHEDULE 3.18. Except as set forth on SCHEDULE 3.18, since January 1, 1997 there have been no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Sellers or any of their officers, no basis for any such claim, action, suit or proceeding exists.

         3.19. SUPPLIERS AND CUSTOMERS. SCHEDULE 3.19 attached hereto sets forth the 15 largest customers of Ideal's Business, in each case for the period January 1, 1997 through the date hereof. During the period January 1, 1997 through the date hereof, none of such 15 largest customers has canceled or substantially modified its agreement or commitment with Ideal or Ideal's Business to purchase services (or threatened in writing to do any of the foregoing). To Seller's knowledge, the relationship of Ideal with each of its suppliers and each of its customers is a good commercial working relationship. Sellers do not have knowledge that any customer of Ideal's Business intends to cancel or otherwise substantially modify its relationship with Ideal or Ideal's Business, or substantially modify its usage or purchase of the services of Ideal's Business either as a result of the transactions contemplated hereby or otherwise.

         3.20. BANK ACCOUNTS; POWERS OF ATTORNEY. Set forth on SCHEDULE 3.20 is a true and complete list of (a) the name of each bank with which Ideal has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each person authorized to draw thereon or to have access thereto and (b) the name of each person, if any, holding a power of attorney from Ideal and a summary statement of the terms thereof.

         3.21. YEAR 2000. To Sellers' knowledge (which, as to intellectual property and assets acquired from third parties, is based solely on the representations of such third parties), none of the intellectual property and other Assets will be adversely affected by, and each will continue to operate in the same manner as it currently operates, notwithstanding Year 2000. As used herein, the term "Year 2000" means the occurrence of or calculation involving the Year 2000 A.D., or other calendar dates occurring after December 31, 1999.

         3.22. OWNERSHIP OF IDEAL. SkillMaster is the record and beneficial owner of all the outstanding capital stock of Ideal.

         3.23. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Ideal or SkillMaster in this Agreement, or any schedule or certificate furnished to Joule pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact, or will as of the date hereof omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE 4
                      REPRESENTATIONS AND WARRANTS OF JOULE

                  Joule represents and warrants to Ideal and SkillMaster as follows:

         4.1. ORGANIZATION AND GOOD STANDING. Joule is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

         4.2. AUTHORITY AND STATUS. Joule has the full capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other entity. The performance by Joule of the transactions contemplated by this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by all requisite corporate action of Joule. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Joule in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Joule, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         4.3. NO EVENT OF BREACH OR DEFAULT. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or result in any default under, or in any breach of, any agreement, instrument, order, arbitration award, judgment or decree to which Joule is a party or by which Joule is bound and will not violate or conflict with any other restriction of any kind or character to which Joule is subject, including without limitation its articles of incorporation or bylaws. No governmental approval or other consent is required to be obtained or made Joule in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.4. CONSENTS. Except as may be waived in writing by Ideal, Joule has obtained the consents and approvals of all parties whose consent or approval is necessary for the valid and effective consummation and completion of the transactions contemplated hereby or as necessary in order that Joule may validly, lawfully and effectively perform and carry out its obligations hereunder without subjecting SkillMaster or Ideal to any claim or penalty.

         4.5. NO FINDER OR BROKERS. Joule hereby represents and warrants to Ideal that neither Joule nor any party acting on Joule's behalf has paid or has become obligated to pay any fee or

                                      -11
commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         4.6. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Joule in this Agreement, or any schedule or certificate furnished to SkillMaster or Ideal pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact, or will as of the date hereof omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE 5
                               COVENANTS OF IDEAL

         5.1. INDEMNIFICATION OF JOULE. Ideal and SkillMaster hereby agree jointly and severally to indemnify and hold Joule harmless from, against and in respect of any and all losses, liabilities, damages, costs and expenses (collectively, "Losses") resulting from:

               (a) Any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Ideal or SkillMaster contained herein or in any certificate, document or instrument delivered to Joule hereunder;

               (b) Any and all  claims  asserted  by third  parties  arising  or resulting from or relating to Ideal's Business or the Assets (including any expenses related to Ideal's employees), accrued, absolute, contingent, unliquidated or otherwise, which arise on or before the Closing or are based upon or arise from any act, omission, transaction, circumstance, performance of services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable; and

               (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

               Each of Ideal and SkillMaster agrees that no provision of the Articles of Incorporation or Bylaws of Ideal or SkillMaster or of any applicable law should be invoked by it or on its behalf to avoid or vitiate its obligations to provide indemnification as provided herein.

         5.2. PROCEDURE FOR INDEMNIFICATION. In the event any Losses are incurred by Joule for which Joule would be entitled to indemnification pursuant to this Article 5, Joule shall promptly notify Ideal and SkillMaster in writing of such Losses. Ideal and SkillMaster agree that they will promptly reimburse and pay Joule for such Losses promptly after the legitimacy and amount of such damages and expenses are established. If any claim for indemnification hereunder is based upon an action or claim filed or made against Joule by a third party, then Ideal and SkillMaster shall have the right to negotiate a settlement or compromise of any such action or claim or to defend any such action or claim at the sole cost and expense of Ideal and SkillMaster with counsel selected by Ideal and approved by Joule, which approval shall not be unreasonably withheld; provided, however, that Joule at its expense shall have the right to have its counsel participate in such proceedings and any compromise or settlement of any claim other than for money damages shall be subject to the consent of Joule.

         5.3. INDEMNIFICATION THRESHOLD, LIMITATION. Notwithstanding anything to the contrary contained in Section 5.1 above, no claim may be made against Sellers for indemnification pursuant to Section 5.1 above unless the claim is made by Joule and received by Sellers on or prior to December 31, 2000 and unless the aggregate of the Losses for which Joule has claimed or is claiming indemnification exceeds Thirteen Thousand Dollars ($13,000), and then only to the extent of such excess. In addition, Joule shall not be indemnified pursuant to Section 5.1 above with respect to any additional individual item of Loss if the Losses of Joule for which Joule has received indemnification pursuant to
Section 5.1 above have aggregated Six Hundred Fifty Thousand Dollars ($650,000). For purposes of this Section 5.3, the amount of each claim shall be (i) net of the value of any tax benefit to Joule, and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Joule from any third party with respect thereto. Notwithstanding any other provision of this Agreement, there shall be no limitation (either in time or amount) on the ability of Joule to seek indemnification with respect to tax matters or for fraud or intentional concealment. Furthermore, the provisions of this Section
5.3 shall not apply with respect to payments of Excess Vacation Pay Amounts required to be made pursuant to Section 1.7.

         5.4. COVENANT NOT TO COMPETE. Each of Ideal and SkillMaster covenants and agrees that for a period of three (3) years from the date hereof, it will not compete with Joule (as such term is defined in Section 5.5 below). Ideal and SkillMaster further agree not to divulge, communicate, use to the detriment of Joule or for the benefit of any other person, or misuse in any way, any confidential information or trade secrets of Ideal's Business, including personnel information, secret processes, customer lists, formulas or other technical information. Ideal and SkillMaster acknowledge that a substantial part of said technical information, including but not limited to techniques, designs, programs, processes, testing procedures, developments, equipment, and customer information and business information is not generally known in the trade and will be held in confidence. The parties recognize that the covenants set forth in this Section 5.4 serve as a material inducement for Joule to enter into the transactions contemplated herein and that Joule shall be entitled, in addition to all other rights and remedies as may be provided by law, to specific performance, injunctive, and other equitable relief to prevent or restrain a breach of this Section 5.4.

         5.5. DEFINITION OF "COMPETE". For the purposes of this Agreement, the term "compete" shall mean with respect to Ideal's Business: (a) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, partnership, corporation or association that was a client or customer of Ideal during the twelve (12) calendar month period ending on the date hereof for the purpose of providing services of the type that heretofore comprised Ideal's Business or (b) soliciting any person employed either on a full-time basis or as a temporary staffing employee by the Ideal Business on the date hereof to become an employee of SkillMaster or an affiliate thereof.

         5.6. CONDUCT OF IDEAL'S BUSINESS PRIOR TO CLOSING. Except as required to effect the transactions contemplated by this Agreement, Ideal and SkillMaster represent and covenant that, between March 31, 1999 and the date hereof, Ideal and SkillMaster have conducted Ideal's Business in the ordinary course, and that they have, except as otherwise specifically provided in this Agreement:

               (a) not engaged in extraordinary transactions;

               (b) used reasonable efforts to preserve Ideal's Business intact and to preserve the goodwill of customers and others having business relations with Ideal;

               (c) not disposed of any Assets, except in the ordinary course of business;

               (d) maintained the Assets in the same working order and condition as such Assets are in as of the date of this Agreement, reasonable wear and tear excepted;

               (e) not increased the annual level of compensation of any employee and not grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formula or otherwise; and

               (f) not increased, terminated, amended or otherwise modified any plan for the benefit of employees.

         5.7. FINANCIAL STATEMENTS. Sellers agree to cooperate with Joule in obtaining audited financial statements of Ideal's Business as of December 31, 1998 and for the year then ended that meet the requirements of Item 7 of Form 8-K under the Securities Exchange Act of 1934, as amended ("Form 8-K") and, if required to be included in a Form 8-K required to be filed by Joule with respect to the acquisition of Ideal's Business, unaudited financial statements of Ideal's Business as of the most recently available pre-closing accounting period end and related statements of income that meet the requirements of Item 7 of Form 8-K. Joule agrees to reimburse Sellers for the third-party cost of such audit.

         5.8. TRANSITIONAL SERVICES. Sellers agree that Joule may continue to occupy the space used for Ideal's Business in SkillMaster's facility at 5353 West Alabama, Suite 600, Houston, Texas (the "Houston Space") for a period of up to three months (the "Transition Period") at a rental of $1,500 per month (apportioned for any partial month), which includes utilities, cleaning and the services of the switchboard operator. In addition, during the Transition Period, Sellers will continue to provide to Joule the use of the LAN system at the Houston Space and the WAN system linking the Mobile Property with the Houston Space and the telephone lines at the Houston Space in exchange for reimbursement of applicable third-party telephone charges and will provide management information services with respect to the LAN system, the WAN system and maintenance of the web site at "http://www.Ideal4u.com" by agreed upon employees of SkillMaster at the rate of $32.50 per hour.

         5.9. CHANGE OF NAME. Sellers agree to take such action as is necessary to change the name of Ideal to a name that does not include the word "Ideal" and further agree that they will not include the word "Ideal" in the name or trade names of any business hereafter conducted by them.

         5.10. EMPLOYEE BENEFITS. Sellers agree to provide such information to Joule as it may reasonably request in connection with the transition of employee benefits of the employees identified in SCHEDULE 1.7.

                                   ARTICLE 6
                               COVENANTS OF JOULE

         6.1. INDEMNIFICATION OF SELLERS. Joule hereby agrees to indemnify and hold Sellers harmless from, against and in respect of any and all Losses resulting from:

               (a)  Any   untrue   representation,   breach   of   warranty   or
nonfulfillment of any covenant or agreement by Sellers contained herein or in any certificate, document or instrument delivered to Joule hereunder;

               (b) The Assumed Liabilities; and

               (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

               Joule agrees that no provision of the Articles of Incorporation or Bylaws of Joule or of any applicable law should be invoked by it or on its behalf to avoid or vitiate its obligations to provide indemnification as provided herein.

         6.2. PROCEDURE FOR INDEMNIFICATION. In the event any Losses are incurred by Sellers for which Sellers would be entitled to indemnification pursuant to this Article 6, Sellers shall promptly notify Joule in writing of such Losses. Joule agrees that it will promptly reimburse and pay Sellers for such Losses. If any claim for indemnification hereunder is based upon an action or claim filed or made against Sellers by a third party, then Joule shall have the right to negotiate a settlement or compromise of any such action or claim or to defend any such action or claim at the sole cost and expense of Joule with counsel selected by Joule and approved by Sellers; provided, however, that Sellers at their expense shall have the right to have their counsel participate in such proceedings and any compromise or settlement of any claim other than for money damages shall be subject to the consent of Sellers.

         6.3. INDEMNIFICATION THRESHOLD, LIMITATION. Notwithstanding anything to the contrary contained in Section 6.1 above, no claim may be made against Joule for indemnification pursuant to Section 6.1 above unless the claim is made by Sellers and received by Joule on or prior to December 31, 2000 and unless the aggregate of the Losses for which Sellers have claimed or are claiming indemnification exceeds Thirteen Thousand Dollars ($13,000), and then only to the extent of such excess. In addition, Sellers shall not be indemnified pursuant to Section 6.1 above with respect to any additional individual item of Loss if the Losses of Sellers for which Sellers have received indemnification pursuant to Section 6.1 above have aggregated Six Hundred Fifty Thousand Dollars ($650,000). For purposes of this Section 6.3, the amount of each claim shall be
(i) net of the value of any tax benefit to Sellers, and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment
recoverable   by   Sellers   from  any  third   party  with   respect   thereto.
Notwithstanding any other provision of this Agreement, there shall be no limitation (either in time or amount) on the ability of Sellers to seek indemnification with respect to tax matters or for fraud or intentional concealment.

         6.4. RECORDS.

               (a) TAX PURPOSES. Joule shall allow Sellers access to existing records of Ideal's Business that are in Joule's possession as may reasonably be requested by Sellers in connection with the preparation of any tax return or any audit or other proceeding that relates to Ideal's Business prior to the date hereof, and Joule shall use its good faith efforts to maintain such records for six (6) years from the end of the year to which they relate unless specifically authorized by Sellers to the contrary.

               (b) DISPUTES. To facilitate the resolution of any claims made by or against or incurred by Sellers, after the Closing, upon reasonable notice to Joule, Joule shall (i) permit Sellers, their counsel, accountants and other representatives to have full access during regular business hours to the offices, properties, books and records of Joule relating to the Assets and Ideal's Business prior to the date hereof, (ii) furnish Sellers, their counsel, accountants, and other representatives such additional financial and other information regarding the Assets and Ideal's Business as Sellers may from time to time reasonably request, and (iii) make available to Sellers, their counsel, accountants and other representatives the employees of Joule whose assistance, testimony or presence is necessary to assist Sellers in evaluating any claims and defending any claims; PROVIDED, HOWEVER, that such investigation and access shall not unreasonably interfere with the business or operations of Joule.

         6.5. TAX REPORTING. The parties hereby agree to adopt the alternate procedure provided in Section 5 of Revenue Procedure 96-60 for preparing and filing all payroll and employment tax returns for the employees of Ideal that are engaged by Joule, pursuant to which Joule will assume Sellers' obligation to furnish Forms W-2 to the employees of Sellers who will continue their employment in Ideal's Business with Joule. Sellers and Joule will each perform the duties imposed on them as predecessor and successor, respectively, in such Section 5, and Sellers will furnish all relevant information with respect to such employees.

                                   ARTICLE 7
                              DELIVERIES AT CLOSING

               All transactions at the Closing shall be deemed to take place simultaneously and no transaction at the Closing shall be deemed to have been completed until all documents set forth in this Article 7 have been delivered by the parties hereto except as waived by the party to which such document is to be delivered.

         7.1.  OBLIGATIONS OF SELLERS. At the Closing,  Sellers shall deliver to
Joule:

               (a) The Bill of Sale and the Assumption Agreement;

               (b) All books of account, contracts, files and other data and documents pertaining to the Assets and Ideal's Business;

               (c) Physical possession of the Assets where located;

               (d) The non-compete agreement with Elizabeth E. Osher in the form of EXHIBIT H hereto;

               (e) The guarantee of SkillMaster, Inc. in the form of EXHIBIT I hereto; and

               (f) Such other instruments or documents as may be reasonably requested by Joule or Joule's counsel to fully and effectively convey the Assets to Joule in accordance with the provisions of this Agreement.

         7.2. OBLIGATIONS OF JOULE. At the Closing, Joule shall deliver:

               (a) The Purchase Price in the manner specified in Section 1.3;

               (b) The Assumption Agreement;

               (c) The guarantee of Joule Inc. in the form of EXHIBIT J hereto; and

               (d) Such other instruments and documents as may be reasonably requested by Ideal to fully and effectively evidence Joule's compliance with the provisions of this Agreement.

                                   ARTICLE 8
                                  MISCELLANEOUS

         8.1. BULK SALES LAWS. Ideal and SkillMaster shall jointly and severally reimburse, indemnify and hold harmless Joule from and against any and all Losses which Joule may sustain by reason of failure by either party to comply with any bulk transfer or bulk sales laws which may be applicable to the transaction described in this Agreement.

         8.2. PARTIES TO BEAR OWN EXPENSES. Whether or not the Closing is consummated, Joule, on the one hand, and Ideal and SkillMaster, on the other hand, shall each bear their own expenses incurred in preparation for and contemplation of the Closing, including but not limited to fees for attorneys and accountants.

         8.3. NOTICES. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered by hand or sent by cable or facsimile, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand, cabled or telecopied, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                      -17

If to Sellers:                      SkillMaster Staffing Services, Inc.
                                    5353 W. Alabama
                                    Suite 600
                                    Houston, Texas  77056
                                    Attn:  Chief Executive Officer
                                    Fax No.:  713-871-5226

With a copy to:                     Doherty, Doherty & Adams
                                    1717 St. James Place
                                    Suite 520
                                    Houston, Texas  77056
                                    Fax No.:  713-572-1001

If to Joule:                        Joule Technical Staffing Inc.
                                    1245 Route 1 South
                                    Edison, New Jersey  08837
                                    Attn:  Bernard G. Clarkin
                                    Fax No.:  732-603-0898

With a copy to:                     Whitman Breed Abbott & Morgan LLP
                                    200 Park Avenue
                                    New York, New York  10166
                                    Attn:  John H. Denne, Esq.
                                    Fax No.:  212-351-3131

         8.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties made under the terms of this Agreement or otherwise contained herein or in any schedule, exhibit or other document delivered pursuant hereto shall survive and shall not expire with or be terminated by the Closing and shall continue in full force and effect until December 31, 2000 or such longer period as may be provided in Section 5.3 and
Section 6.3 with respect to indemnification claims with respect thereto.

         8.5. AMENDMENTS; WAIVERS. This Agreement may be amended or modified only by a written instrument executed by the parties to this Agreement. No failure or delay on the part of any party in exercising any of its respective rights hereunder upon any failure by any other party to perform or observe any condition, covenant or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right hereunder.

         8.6. NO ASSIGNMENT. The rights and obligations of each party under this Agreement shall not be assignable prior to, on or after the Closing without the written consent of the other party hereto. The obligations of Ideal, SkillMaster and Joule hereunder shall be binding upon their respective successors and permitted assigns. Any assignment in contravention of the foregoing shall be void and of no further force or effect.

         8.7. BENEFITS. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity, other than the parties to this Agreement, or their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect thereof or any provision contained herein, it being the intention of the parties that this Agreement is for the sole and exclusive benefit of such parties, and such successors and assigns of this Agreement and for the benefit of no other person or entity.

         8.8. KNOWLEDGE. For purposes of this Agreement, a corporation will be deemed to have knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer of such corporation has, or at any time had, knowledge of such fact or other matter. An individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         8.9. HEADINGS. The article, paragraph and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior oral and written agreements, understandings, or representations relating to the subject of this Agreement.

         8.11. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New Jersey (and not the laws of conflict of law).

         8.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

         8.13. SEVERABILITY. If any provisions of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable provision were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the matter and to the full extent permitted by law.

         8.14. ATTORNEYS' FEES. In the event suit is brought by either party to enforce, interpret or in any way arising out of any part of this Agreement, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, such reasonable attorneys' fees as may be fixed by the court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of the judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the 16th day of May, 1999.

                         JOULE TECHNICAL STAFFING, INC.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         IDEAL TECHNICAL SERVICES, INC.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         SKILLMASTER STAFFING SERVICES, INC.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________